Exhibit 1.1

                         Shares

Agile Therapeutics, Inc.

Common Stock

($0.0001 Par Value)

EQUITY UNDERWRITING AGREEMENT

, 2014

RBC Capital Markets, LLC

William Blair & Company, L.L.C.

As the Representatives of the

several underwriters named in Schedule I hereto

c/o RBC Capital Markets LLC

Three World Financial Center

200 Vesey Street

New York, NY 10281-8098

and

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, IL 60606

Ladies and Gentlemen:

Agile Therapeutics, Inc., a Delaware corporation (the “Issuer”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of                      shares of the Issuer’s Common Stock, $0.0001 par value (the “Firm Securities”).  The respective amounts of the Firm Securities to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Issuer also proposes to sell at the Underwriters’ option an aggregate of up to                      additional shares of the Issuer’s Common Stock (the “Option Securities”) as set forth below.

As the Representatives, you have advised the Issuer (a) that you are authorized to enter into this underwriting agreement (this “Agreement”) on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of

Firm Securities set forth opposite their respective names in Schedule I hereto, plus their pro rata portion of the Option Securities in whole or in part for the accounts of the several Underwriters.  The Firm Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The Issuer has prepared a registration statement on Form S-1 (File No. 333-194621) with respect to the Shares pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) promulgated thereunder.  As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Issuer with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; “Pricing Prospectus” means the Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below);  “Prospectus” means the prospectus in the form first used to confirm sales of Shares; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the Securities Act relating to the Shares; and “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares.  If the Issuer has filed an abbreviated registration statement to register additional shares of the Issuer’s Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  For the purposes of this Agreement, the “Applicable Time” is       :           m (Eastern time) on the date of this Agreement.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                                      REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

The Issuer represents and warrants to each of the Underwriters as follows:

(a)                                 The Registration Statement has been filed with the Commission under the Securities Act and has become effective under the Securities Act.  No stop order suspending the effectiveness of such registration statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuer, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus.  Copies of such registration statement and each of the amendments thereto have been delivered by the Issuer to you.  The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations.  The Prospectus and the Pricing Prospectus each conforms and, as amended or supplemented, will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations.  As of the Effective Date, the date hereof, the Closing Date (as defined below) and each Option Closing Date (as defined below), if any, the Registration Statement does not and will not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date and the date hereof, the Prospectus does not, and as amended or supplemented on the Closing Date and each Option Closing Date, if any, will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses and other documents or other information listed in Schedule II(a) hereto, taken together with the final pricing information included on the cover page of the Prospectus (collectively, the “Disclosure Package”), as of the Applicable Time did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement; and each such Issuer Free Writing Prospectus listed on Schedule II(b), as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this sentence do not apply to statements or omissions in the Registration Statement, the Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives expressly for use therein, such information being listed in Section 13 below.  The Issuer filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act, which Preliminary Prospectus included an estimated price range.

(b)                                 Each of the statements made by the Issuer in such documents within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any projections, results of operations or statements with respect to future available cash or future cash distributions of the Issuer or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.  Notwithstanding the foregoing, this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information concerning the Underwriters furnished to the Issuer by or on behalf of any Underwriter specifically for inclusion in the Registration Statement, the Pricing Prospectus or the Prospectus.

(c)                                  This Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid, legal and binding obligation of the Issuer, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity.  The Issuer has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

(d)                                 The Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package.  The Issuer is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification; except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Issuer taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).  The Issuer has no subsidiaries.

(e)                                  The outstanding shares of Common Stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Issuer have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(f)                                   The information set forth under the caption “Capitalization” in the Prospectus and the Disclosure Package is true and correct in all material respects.  All of the Shares conform to the description thereof contained in the Prospectus and the Disclosure Package in all material respects.  The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Issuer’s incorporation.  Immediately after the issuance and sale of the Shares to the Underwriters, no shares of Preferred Stock of the Issuer shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Issuer shall have any existing or future right to acquire any shares of Preferred Stock of the Issuer.  No holders of securities of the Issuer have rights to the registration of such securities under the Registration Statement that have not been waived.

(g)                                  The financial statements of the Issuer, together with related notes and schedules as set forth in the Registration Statement, the Prospectus and the Disclosure Package, present fairly in all material respects the financial position and the results of operations and cash flows of the Issuer, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting (“U.S. GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement, the Prospectus and the Disclosure Package presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Issuer.  The pro forma financial statements and other pro forma financial information included in the Registration Statement, Prospectus and the Disclosure Package present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Issuer, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.  The statistical, industry-related and market-related data included in the Registration Statement, the Prospectus and the Disclosure Package are based on or derived from sources which the Issuer reasonably and in good faith believes are reliable and accurate.

(h)                                 The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(i)                                     Ernst & Young LLP, which has certified certain financial statements of the Issuer and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Issuer within the meaning of the Securities Act and the Rules and Regulations.

(j)                                    There is no action, suit, claim or proceeding pending or, to the knowledge of the Issuer, threatened against the Issuer before any court or administrative agency or otherwise (1) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package and are not so described or (2) which, if determined adversely to the Issuer, might have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.

(k)                                 No labor problem or dispute with the employees of the Issuer exists or, to the Issuer’s knowledge, is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(l)                                     The Issuer has good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Prospectus and the Disclosure Package) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind, except those reflected in such financial statements (or as described in the Prospectus and the

Disclosure Package) or which are not material in amount.  The Issuer occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Prospectus and the Disclosure Package.

(m)                             The Issuer has filed, or has properly requested extensions for, all material Federal, State, local and foreign tax returns which have been required to be filed and has paid all material taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. GAAP.  All material amounts of tax liabilities have been adequately provided for in the financial statements of the Issuer, and the Issuer does not know of any actual or proposed additional material tax assessments.  There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Issuer or sale by the Issuer of the Shares.

(n)                                 Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Issuer other than transactions in the ordinary course of business and changes and transactions described in the Prospectus and the Disclosure Package.  The Issuer has no material contingent obligations that are not disclosed in the Issuer’s financial statements in the Registration Statement and the Prospectus.

(o)                                 The Issuer is not, nor with the giving of notice or lapse of time or both, will the Issuer be, in violation of or in default under its Certificate of Incorporation (“Charter”) or By-laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default has had or is reasonably likely to have a Material Adverse Effect.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party, (ii) of the Charter or By-laws of the Issuer or (iii) any order, rule or regulation applicable to the Issuer of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except, with respect to the preceding clauses (i) and (iii), any conflict or breach that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)                                 Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Issuer of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(q)                                 The Issuer has all licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the Prospectus and the Disclosure Package, except where the failure to have the same would not, individually or in the aggregate, have a Material Adverse Effect.  There is no claim, proceeding or controversy, pending or, to the knowledge of the Issuer, threatened, involving the status of or sanctions under any of the Permits.  The Issuer has fulfilled and performed all of its material obligations with respect to the Permits, and the Issuer is not in violation of or received notice regarding a possible violation, default or revocation of any such Permit.  None of the Permits contains any restriction that is materially burdensome on the Issuer.

(r)                                    To the Issuer’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Issuer’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement.

(s)                                   Neither the Issuer nor, to the Issuer’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of shares of Common Stock to facilitate the sale or resale of the Shares.  The Issuer acknowledges that the Underwriters may engage in passive market making transactions in the Shares of The Nasdaq Stock Market in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(t)                                    The Issuer is not an “investment company” within the meaning of such term under the Investment Issuer Act of 1940, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(u)                                 The Issuer carries, or is covered by, insurance in such amounts and covering such risks as is adequate in all material respects for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.  All policies of insurance insuring the Issuer or any of its businesses, assets, employees, officers and directors are in full force and effect, and the Issuer is in compliance with the terms of such policies in all material respects. There are no material claims by the Issuer under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

(v)                                 The Issuer is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Issuer would have any liability; the Issuer has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Issuer would have any liability is intended to be qualified under Section 401(a) of the Code in all material respects and to the Issuer’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the pension plan to lose such qualification.

(w)                               Other than as contemplated by this Agreement, the Issuer has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(x)                                 The Issuer does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

(y)                                 There are no statutes, regulations, contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package, or to be filed as exhibits to the Registration Statement, that are not described or filed as required.  The Issuer has not sent or received any written notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus or the Disclosure Package, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Issuer or any other party to any such contract or agreement.

(z)                                  The Company is not in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, “Environmental Laws”).  The Issuer does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Issuer is not aware of any pending investigation which might lead to such a claim.

(aa)                          No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Issuer, by any of its officers, directors, employees or agents or, to the knowledge of the Issuer, by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Issuer, except for such payments or inducements as were lawful under applicable laws, rules and regulations.  Neither the Issuer nor, to the best knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer.

(bb)                          The Issuer owns, licenses or otherwise has rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its business as currently carried on and as proposed to be carried on as described in the Registration Statement, the Prospectus and the Disclosure Package (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”). Except as specifically described in the Registration Statement, the Prospectus and the Disclosure Package, (i) no third parties have obtained rights to any such Intellectual Property from the Issuer, other than licenses granted in the ordinary course and those that would not have a Material Adverse Effect; (ii) to the Issuer’s knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property; (iii) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the Issuer’s rights in or to any such Intellectual Property, and the Issuer is unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any such Intellectual Property, and the Issuer is unaware of any facts which would form a basis for any such claim; (v) there is no prior, pending or to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others that the Issuer has, or any of its products, product candidates or services infringes, misappropriates or otherwise violates, or would infringe upon, misappropriate or otherwise violate, upon the development or commercialization of such products, product candidates or services described in the Registration Statement, the Prospectus and the Disclosure Package, any patent, trademark, copyright, trade secret or other proprietary right of others, and the Issuer is unaware of any facts which would form a basis for any such claim; (vi) to the Issuer’s knowledge there is no patent or patent application that contains claims that cover or may cover any Intellectual Property described in the Registration Statement, the Prospectus or the Disclosure Package as being owned by or licensed to the Issuer, or that is necessary for the conduct of its business as currently conducted or contemplated, or that interferes with the issued or pending claims of any such Intellectual Property; (vii) there is no prior art or public or commercial activity of which the Issuer is aware that may render any patent held by the Issuer invalid or any patent application held by the Issuer unpatentable, which has not been disclosed to the U.S. Patent and Trademark Office; and (viii) the Issuer has not committed any act or omitted to undertake any act the effect of such commission or omission would reasonably be expected to render the Intellectual Property invalid or unenforceable in whole or in part. To the Issuer’s knowledge, none of the technology employed by the Issuer has been obtained or is being used by the Issuer in violation of the rights of any person or third party.  The Issuer knows of no infringement or misappropriation by others of the Intellectual Property.  The Issuer has taken reasonable steps necessary to secure interests in the Intellectual Property from its employees, consultants, agents and contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property owned by the Issuer that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package and are not described therein as so required.  Schedule IV hereto lists all of the issued patents in which the Issuer has rights.

(cc)                            The conduct of business by the Issuer complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to its business, including, without limitation, (i) the U.S. Food, Drug and Cosmetic Act (the “FD&C Act”) and similar federal, state, local and foreign Laws (ii) the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act and similar federal, state, local and foreign Laws applicable to hazardous or regulated substances and radioactive or biologic materials and (iii) licensing and certification Laws covering any aspect of the business of the Issuer.  The Issuer has not received any written notification asserting, nor has knowledge of, any present or past failure to comply with or violation of any such Laws, except where such failure would not reasonably be expected to have a Material Adverse Effect.

(dd)                          The Issuer and its directors, officers, employees, agents, affiliates and representatives are, and at all times have been, in compliance in all material respects with all health care laws applicable to the Issuer or its products, product candidates or activities, including, but not limited to, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the FD&C Act, the Public Health Service Act (42 U.S.C. § 201 et seq.), any similar local, state or federal laws, and the regulations promulgated pursuant to such laws (collectively, the “Health Care Laws”), and have not engaged in activities which are, as applicable, prohibited or cause for civil penalties or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal health care program.  Issuer has not received any notification, correspondence or any other written or oral communication, including, without limitation, notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, from any governmental authority of potential or actual non-compliance by, or liability of, the Issuer under any Health Care Laws.

(ee)                            Except to the extent disclosed in the Registration Statement, the Prospectus and the Disclosure Package (or any amendment or supplement thereto), the clinical and other studies, tests and research conducted by or on behalf of or sponsored by the Issuer are, and at all times have been, conducted in accordance with the FD&C Act and the regulations and guidelines promulgated thereunder, including Title 21 of the Code of Federal Regulations, and other U.S. Food and Drug Administration (“FDA”) regulations and guidelines governing clinical studies and good clinical practices, the protection of human subjects and applicable institutional review board, as well as other applicable federal, state and local Laws.  The published descriptions of the results of such studies, tests and research are accurate and complete in all material respects and fairly present the data derived from such studies, tests and research, and the Issuer does not have any knowledge of any other studies, tests or research the results of which are inconsistent with or otherwise call into question the results described or referred to in the Prospectus and the Disclosure Package.  Except to the extent disclosed in the Prospectus and the Disclosure Package (or any amendment or supplement thereto), the Issuer has not received any notices or other correspondence from the FDA or any other governmental agency with respect to any clinical studies, tests or research that are described in the Prospectus and the Disclosure Package or the results of which are referred to in the Registration Statement and the Prospectus which require the termination, suspension, delay or modification of such studies, tests or research, otherwise require the Issuer to engage in any remedial activities with respect to such studies, test or research, or threaten to impose or actually impose any fines or other disciplinary actions.

(ff)                              The Issuer has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any similar regulatory authority alleging or asserting noncompliance by the Issuer.  The Issuer is not a party to, or have any ongoing reporting obligations pursuant to, any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority.

(gg)                            Neither the Issuer, nor to its knowledge, any of its directors, officers employees or agents is debarred, suspended or excluded or has been convicted of any crime or any conduct that could result in a debarment, suspension or exclusion from any federal or state government health care program under 21 U.S.C. § 335a or any other Health Care Law.  No claims, actions, proceedings or investigations that would reasonably be expected to result in such a debarment, suspension or exclusion are pending or, to the Issuer’s knowledge, threatened against the Issuer or the Issuer’s directors, officers, employees or agents.

(hh)                          The information contained in the Registration Statement and the Prospectus regarding the Issuer’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act were made by the Issuer on a reasonable basis and reflect the Issuer’s good faith belief and/or estimate of the matters described therein.

(ii)                                  Any certificate signed by any officer of the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Issuer to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

(jj)                                The Issuer is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act that will become applicable to the Issuer.

(kk)                          The Issuer has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act); the Issuer’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Issuer in the reports that it will file or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, and that all such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Issuer required under the Exchange Act with respect to such reports.

(ll)                                  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuer to or for the benefit of any of the officers or directors of the Issuer or any of their respective family members, except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package. The Issuer has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Issuer.

(mm)                  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the Registration Statement, the Prospectus and the Disclosure Package accurately and fully describes accounting policies which the Issuer believes are the most important in the portrayal of the financial condition and results of operations of the Issuer and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments.

(nn)                          Neither the Issuer nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the rules and regulations promulgated thereunder with the offer and sale of the Shares pursuant to the Registration Statement.  Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, neither the Issuer nor any of its affiliates has sold or issued any security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than (i) shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or employee compensation plans, or pursuant to outstanding options, rights or warrants or (ii) as otherwise described in the Registration Statement, the Prospectus and the Disclosure Package.

(oo)                          Since the date of the preliminary prospectus included in the Registration Statement filed with the Commission on March 17, 2014 (or, if earlier, the first date on which the Issuer engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined herein)) through the date hereof, the Issuer has been and is an

“emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(pp)                          The Issuer (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Issuer reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Issuer has not distributed any Written Testing-the-Waters Communications (as defined herein), other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

2.                                      PURCHASE, SALE AND DELIVERY OF THE FIRM SECURITIES.

(a)                                 On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Issuer agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $           per share, the number of Firm Securities set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b)                                 Payment for the Firm Securities to be sold hereunder is to be made in New York Clearing House of immediately available funds by Federal (same day) against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Issuer shall agree upon, such time and date being herein referred to as the “Closing Date.”  As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c)                                  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase the Option Securities, solely to cover over-allotments, at the price per share as set forth in the first paragraph of this Section.  The option granted hereby may be exercised in whole or in part, once or on multiple occasions, within 30 days after the date of this Agreement by written notice from the Representatives of the several Underwriters, to the Issuer setting forth the number of Option Securities as to which the several Underwriters are exercising the option, the names and denominations in which the Option Securities are to be registered and the time and date at which certificates for such Option Securities are to be delivered.  The time and date at which certificates for such Option Securities are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as an “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Securities to be purchased by each Underwriter shall be in the same proportion to the total number of Option Securities being purchased as the number of Firm Securities being purchased by such Underwriter bears to the total number of Firm Securities, adjusted by you in such manner as to avoid fractional shares.  You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Issuer.  To the extent, if any, that the option is exercised, payment for the Option Securities shall be made on an Option Closing Date in Federal (same day funds) through the facilities of the Depository Trust Company in New York, New York drawn to the order of the Issuer.

3.                                      OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Securities as soon as the Representatives deem it advisable to do so.  The Firm Securities are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  To the extent, if at all, that any Option Securities are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.                                      COVENANTS.

(a)                                 The Issuer covenants and agrees with the several Underwriters that it will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b)                                 The Issuer has not distributed and, without the prior consent of the Representatives, it will not distribute any prospectus or other written offering material (including, without limitation, any offer relating to the Shares that would constitute a Free Writing Prospectus) in connection with the offering and sale of the Shares, other than the materials referred to in Section 1(a).  Each Underwriter represents and agrees that it has not made and, without the prior consent of the Issuer and the Representatives, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus.  Any such Issuer Free Writing Prospectus the use of which has been consented to by the Issuer and the Representatives is listed on Schedule II(a) or Schedule II(b) hereto.  The Issuer has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.  The Issuer represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.  The Issuer agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuer will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

(c)                                  The Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Issuer.

(d)                                 The Issuer will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose.  The Issuer will use commercially reasonable efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(e)                                  The Issuer will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose, provided the Issuer shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Issuer will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(f)                                   The Issuer will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus and any Issuer Free Writing Prospectus as the Representatives may reasonably request.  The Issuer will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request.  At the request of the Representative, the Issuer will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

(g)                                  The Issuer will comply with the Securities Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(h) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(i)                                     The Issuer will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited), covering a period of at least 12 consecutive months beginning with the first fiscal quarter of the Issuer occurring after the “effective date” of the Registration Statement (as defined in Rule 158), which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

(j)                                    Prior to the Closing Date, the Issuer will furnish to the Underwriters, as soon as they have been prepared by or are available to the Issuer, a copy of any unaudited interim financial statements of the Issuer for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(k)                                 The Issuer covenants and agrees that no offering, sale, short sale or other disposition of any shares of Common Stock of the Issuer or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Issuer otherwise than hereunder or with the prior written consent of the Representatives; provided, that this provision will not (i) restrict the Issuer from awarding options to purchase shares of its Common Stock pursuant to employee benefit plans as described in the Registration Statement, the Prospectus and the Disclosure Package, (ii) apply to the Shares to be sold hereunder, (iii) apply to the issuance of shares of Common Stock of the Issuer or securities convertible or exercisable or exchangeable for shares of Common Stock of the Issuer pursuant to the exercise or conversion of warrants, options, or other convertible or exchangeable securities, in each case which are outstanding on the date hereof and described in the Prospectus and the Disclosure Package, (iv) apply to Common Stock of the Company to one or more counterparties in connection with the consummation, by the Issuer, of a strategic partnership, joint venture, collaboration or acquisition or license of any business products or technology; provided that with respect to clause (iv), the aggregate number of shares of Common Stock issuable shall not exceed one percent (1%) of the outstanding Common Stock immediately following the Closing Date; provided further that in the case of clauses (i), (iii) and (iv) each recipient of such securities shall agree to be subject to the transfer restrictions contained in the Lock-Up Agreements (as defined below) with respect to any such securities for the remainder of the restricted period, as described therein and shall deliver to the Representative such Lock-Up Agreement prior to such issuance.

(l)                                     The Issuer will use commercially reasonable efforts to list, subject to notice of issuance, the Shares on The Nasdaq Stock Market.

(m)                             The Issuer has caused each officer, director, warrant holder, option holder and shareholder of the Issuer to furnish to you, on or prior to the date of this agreement, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Issuer or other capital stock of the Issuer, or any other securities convertible, exchangeable or exercisable for shares of Common Stock or derivative of Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of this Agreement, directly or indirectly, except with the prior written consent of each of the Representatives (“Lockup Agreements”).  If the Representatives, in their sole discretion, agree to release or waive the restrictions of any Lock-Up Agreement between an officer or director of the Company and the Representatives and provides the Company with notice of the impending release or waiver at least three business days before the effective date of such release or waiver, the Company agrees to announce the impending release or waiver by means of a press release substantially in the form of Exhibit B hereto, issued through a major news service, at least two business days before the effective date of the release or waiver.

(n)                                 The Issuer shall apply the net proceeds of its sale of the Shares in all material respects as described under the heading “Use of Proceeds” in the Registration Statement, the Prospectus and the Disclosure Package and shall report with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Securities Act.

(o)                                 The Issuer shall not invest, or otherwise use the proceeds received by the Issuer from its sale of the Shares in such a manner as would require the Issuer to register as an investment company under the 1940 Act.

(p)                                 The Issuer will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Issuer, a registrar for the Common Stock.

5.                                      COSTS AND EXPENSES.

The Issuer will pay all costs, expenses and fees incident to the performance of the obligations of the Issuer under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Issuer; (ii) the fees and disbursements of counsel for the Issuer; (iii) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Underwriters’ Selling Memorandum and the Underwriters’ Invitation Letter, if any, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; (iv) the filing fees of the Commission; (v) the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares; the Listing Fee of The Nasdaq Stock Market; and the expenses, including the fees and disbursements of counsel for the Underwriters up to a maximum amount of $20,000, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws.

The Issuer shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulations and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Issuer to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Issuer shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.                                      CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on each Option Closing Date are subject to the accuracy, as of the Closing Date and each Option Closing Date, if any, of the representations and warranties of the Issuer contained herein, and to the performance by the Issuer of its covenants and obligations hereunder and to the following additional conditions:

(a)                                 The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction.  All material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Issuer has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer, shall be contemplated by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Issuer, shall be contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)                                 The Representatives shall have received on the Closing Date and each Option Closing Date, if any, the opinions of Morgan, Lewis & Bockius LLP, counsel for the Issuer, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters, in a form acceptable to the Representatives.

(c)  The Representatives shall have received on the Closing Date and each Option Closing Date, if any, the opinions of Duane Morris LLP, counsel for the Issuer, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters, in a form acceptable to the Representatives.

(d)                                 The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, an opinion dated the Closing Date and the applicable Option Closing Date(s), if any, with respect to the formation of the Issuer, the validity of the Shares and other related matters as the Representatives reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(e)                                  The Representatives shall have received at or prior to the Closing Date from Latham & Watkins LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Issuer.

(f)                                   The Representatives shall have received, on each of the dates hereof, the Closing Date and the applicable Option Closing Date(s), if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to you, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

(g)                                  The Representatives shall have received on the Closing Date and the applicable Option Closing Date(s), if any, a certificate or certificates of the Issuer’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the applicable Option Closing Date(s), if any, each of them severally represents as follows:

(i)                                     The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

(ii)                                  The representations and warranties of the Issuer contained in Section 1 hereof are true and correct as of the Closing Date or the applicable Option Closing Date(s), if any;

(iii)                               All filings required to have been made pursuant to Rules 424 or 430A under the Securities Act have been made;

(iv)                              They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement did not contain any untrue statement of a material fact, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

(v)                                 Since the respective dates as of which information is given in the Disclosure Package, (1) there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business; (2) the Issuer has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (3) there shall not have been any change in the capital stock (other than issuances of capital stock in the ordinary course of business pursuant to the Issuer’s employee benefit plans) or long-term debt of the Issuer.

(h)                                 The Issuer shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(i)                                     The Firm Securities and Option Securities, if any, shall have been approved for designation upon notice of issuance on The Nasdaq Stock Market.

(j)                                    The Lockup Agreements described in Section 4 shall be in full force and effect.

(k)                                 The Representatives shall have received on the Closing Date and the applicable Option Closing Date(s), if any, opinions of Edward Lentz, Esq., Cooley LLP and Potter Anderson & Corroon LLP, each special counsel for the Issuer with respect to patent and proprietary rights, dated the Closing Date and the applicable Option Closing Date(s), addressed to the Underwriters, in a form acceptable to the Representatives.

(l)                                     The Representatives shall have received on the Closing Date and the applicable Option Closing Date(s), if any, opinions of Morgan, Lewis & Bockius LLP, special counsel for the Issuer with respect to regulatory matters, dated the Closing Date and the applicable Option Closing Date(s), if any, addressed to the Underwriters in form and substance satisfactory to the Representatives.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Latham & Watkins LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives.

In such event, the Issuer and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.                                      CONDITIONS OF THE OBLIGATIONS OF THE ISSUER

The obligations of the Issuer to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the

Closing Date or the applicable Option Closing Date(s), if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.                                      INDEMNIFICATION.

(a)                                 The Issuer agrees:

(i)                                     to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, (C) any Written Testing-the-Waters Communications or (D) any road show as defined in Rule 433(h) under the Act (a “road show”), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that the Issuer shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, Pricing Prospectus, the Prospectus, or such amendment or supplement, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Written Testing-the-Waters Communication or any road show, in reliance upon and in conformity with written information furnished to the Issuer by or through the Representatives specifically for use in the preparation thereof, such information being listed in Section 13 below.

(ii)                                  to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)                                 Each Underwriter severally and not jointly will indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuer or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, in any Issuer Free Writing Prospectus, in any Written Testing-the-Waters Communications or in any road show or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Issuer or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any road show in reliance upon and in conformity with written information furnished to the Issuer by or through the Representatives specifically for use in the preparation thereof, such information being listed in Section 13 below.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the outside counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties)

include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local outside counsel) for all such indemnified parties.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Issuer in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)                                 If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any supplement or amendment thereto, or any Issuer Free Writing Prospectus, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)                                   Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Issuer, its directors or officers or any persons controlling the Issuer, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, or to the Issuer, its directors or officers, or any person controlling the Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

9.                                      DEFAULT BY UNDERWRITERS.

If on the Closing Date or the applicable Option Closing Date(s), if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Issuer), you, as the Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Issuer such amounts as may be agreed upon and upon the terms set forth herein, the Firm Securities or Option Securities, as the case may be, which the defaulting Underwriter or

Underwriters failed to purchase.  If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the Issuer or you as the Representatives of the Underwriters will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Issuer except to the extent provided in Section 8 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or applicable Option Closing Date(s), if any, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.                               NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to	RBC Capital Markets, LLC
Three World Financial Center, 8th Floor
200 Vesey Street
New York, New York 10281-8098
	Attention:	Michael Goldberg, Syndicate Director
	Fax:	(212) 428-6260

and

William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606
	Attention:	General Counsel
	Fax:	(312) 551-4646

if to the Issuer, to	Agile Therapeutics, Inc.
101 Poor Farm Road
Princeton, New Jersey 08540

Attention:	Alfred Altomari
Chief Executive Officer
Fax:	(609) 683-1855

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, NJ 08540-6241
Attention:	Emilio Ragosa
Fax:	(609) 919-6701

11.                               TERMINATION.

(a)                                 This Agreement may be terminated by you at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the absolute discretion of the Representatives make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or is reasonably likely to materially and adversely affect the business or operations of the Issuer, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Issuer’s common stock by The Nasdaq Stock Market, the Commission, or any other governmental authority, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b)                                 as provided in Sections 6 and 9 of this Agreement.

12.                               SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Issuer and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.                               INFORMATION PROVIDED BY UNDERWRITERS.

The Issuer and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Issuer for inclusion in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, Written Testing-the-Waters Communication, or road show or the Registration Statement consists of the information contained in the first sentence of the third paragraph under the caption “Underwriting” in each Preliminary Prospectus and the Prospectus, the first sentence under the first paragraph under the heading “Commissions and Expenses” and the first five paragraphs under “Stabilization” under the caption “Underwriting” in each Preliminary Prospectus and the Prospectus.

14.                               RESEARCH INDEPENDENCE

In addition, the Issuer acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of its investment bankers.  The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by such Underwriters’ investment banking divisions.  The Issuer acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

15.                               NO FIDUCIARY DUTY

Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the underwriters, the Issuer acknowledges and agrees that:

(a)                                 nothing herein shall create a fiduciary or agency relationship between the Issuer and the Underwriters;

(b)                                 the Underwriters are not acting as advisors, expert or otherwise, to the Issuer in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

(c)                                  the relationship between the Issuer and the Underwriters is entirely and solely commercial, based on arms-length negotiations;

(d)                                 any duties and obligations that the Underwriters may have to the Issuer shall be limited to those duties and obligations specifically stated herein; and

(e)                                  notwithstanding anything in this Underwriting Agreement to the contrary, the Issuer acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Issuer by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Issuer for, any of such additional financial interests.

The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement.

16.                               MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Issuer or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[remainder of page intentionally blank]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Issuer and the several Underwriters in accordance with its terms.

Very truly yours,

AGILE THERAPEUTICS, INC.

By
Alfred Altomari
Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed
and accepted as of the date first above written.

RBC CAPITAL MARKETS, LLC
WILLIAM BLAIR & COMPANY, L.L.C.

As the Representatives of the several
Underwriters listed on Schedule I hereto

By: RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

By: WILLIAM BLAIR & COMPANY, L.L.C.

By:
Name:
Title:

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Number of Firm Securities
Underwriter	to be Purchased

RBC Capital Markets, LLC
William Blair & Company, L.L.C.
Cantor Fitzgerald & Co.
Janney Montgomery Scott LLC

Total

SCHEDULE II(a)

Materials Other than the Pricing Prospectus that Comprise the Pricing Disclosure Package:

SCHEDULE II(b)

Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package

[List on this Schedule all electronic roadshows and any other Issuer FWPs that were not required to be distributed in order to satisfy Section 12 obligations]

SCHEDULE III

WRITTEN TESTING THE WATERS COMMUNICATIONS

SCHEDULE IV

LIST OF ALL ISSUED PATENTS OWNED

IN WHOLE OR IN PART BY AGILE THERAPEUTICS, INC.

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EXHIBIT A

                        , 2014

RBC Capital Markets, LLC
William Blair & Company, L.L.C.
    As Representatives of the Several Underwriters

c/o RBC Capital Markets LLC

3 World Financial Center

200 Vesey Street

New York, NY 10281-8098

and

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, IL 60606

Re:                             Agile Therapeutics, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock.  The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the representatives (collectively, the “Representatives”) of the several underwriters named in Schedule I to the underwriting agreement (the “Underwriters”) to be entered into between the Underwriters and the Company with respect to the Offering (the “Underwriting Agreement”).  The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations.  The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into the Underwriting Agreement.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of the

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Representatives (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), grant any option, right or warrant to purchase, pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), lend or otherwise dispose of any shares of Common Stock, options, rights or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member) (collectively, the “Lock-Up Securities”), including, without limitation, entering into any swap or other arrangement that transfers, in whole or in part, the economic consequences of the ownership of Common Stock or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the final prospectus relating to the Offering (the “Initial Restricted Period”).  In addition, the undersigned agrees that, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), it will not, during the Initial Restricted Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities[, except if such demand or exercise of registration rights does not require or permit any public filing or other public disclosure to be made in connection therewith prior to the expiration of the Initial Restricted Period.  For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any shares the undersigned may purchase in the Offering, provided that the Initial Restricted Period with respect to such Lock-Up Securities purchased in the Offering shall expire on the date 90 days after the date of the final prospectus relating to the Offering.]

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representatives in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or a family member (for purposes of this agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; (e) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; (f) [transfers of Lock-Up Securities to the Company for the purpose of satisfying tax withholding obligations upon the vesting of equity incentive awards granted under a stock incentive plan or stock purchase plan of the Company existing as of the date hereof and described in the Prospectus; (g)] to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through [(e)/(f)] above; or ((g)/(h)] pursuant to an order of a court or regulatory agency, provided that the transferee shall sign and deliver to the Representatives a

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lock up agreement substantially in the form of this agreement; provided further that, in the case of any transfer pursuant to the foregoing clauses (b), (c), (d), (e), [or] (f) [or (g)], (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representatives a lock up agreement substantially in the form of this agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made.  Furthermore, the restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of any of the undersigned’s shares of Common Stock occurring after the consummation of the Offering, pursuant to a bona fide third-party tender offer for securities of the Company that would, if consummated, result in not less than a majority of the outstanding voting securities of the Company being disposed in such transaction or pursuant to any other transaction, including, without limitation, a merger, consolidation or other business combination, resulting in not less than a majority of the outstanding voting securities of the Company being disposed in such transaction (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of any of the undersigned’s shares of Common Stock in connection with any such transaction or to vote any of the undersigned’s shares of Common Stock in favor of any such transaction); provided that, if such tender offer or other transaction is not completed, any of the undersigned’s shares of Common Stock subject to this agreement shall remain subject to the restrictions contained in this agreement.

If the undersigned is an officer or director of the Company and if the Representatives determine in their sole discretion to consent to a requested release or waiver of the foregoing restrictions in connection with a transfer of Common Stock, (i) as required by FINRA, the Representatives intend to notify the Company of the impending release or waiver at least three business days before the effective date of such release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement) will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Common Stock held by the undersigned except in compliance with the foregoing restrictions, and any duly appointed transfer agent and registrar for the registration or transfer of the Common Stock described herein is hereby authorized to decline to make any transfer of such Common Stock if such transfer would constitute a violation or breach of this agreement.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into shares of Common Stock, as applicable; provided that (i) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common

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Stock shall be required or shall be voluntarily made and (ii) the undersigned does not transfer the shares of Common Stock acquired on such exercise, exchange or conversion during the Initial Restricted Period, unless otherwise permitted pursuant to the terms of this agreement.  In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Initial Restricted Period); provided that the entry into or modification of such plan is not publicly disclosed, including without limitation, in any filing under the Exchange Act, during the Initial Restricted Period.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

[In the event that the Representatives consent to a release relating to a prohibition on transfer under a lock-up agreement entered into in connection with the Offering by IGC Fund VI, L.P., Investor Growth Capital Limited, Investor Group, L.P., Aisling Capital II, LP, Care Capital Investments III LP, Care Capital Offshore Investments III LP, Proquest Investments III, L.P., Proquest Investments IV, L.P., Kaiser Permanente Ventures, LLC — Series A, Kaiser Permanente Ventures, LLC — Series B, The Permanente Federation LLC — Series J, or Novitas Capital II, L.P. (f/k/a PA Early Stage Partners, II, L.P.) (each a “Key Investor”), the same percentage of the total number of outstanding shares of Common Stock held by the undersigned (the “Pro-Rata Release”) as the percentage of the total number of outstanding shares of Common Stock held by such Key Investor that are the subject of such release shall be immediately and fully released on the same terms from any remaining prohibition on transfer set forth herein.  The provisions of this paragraph will not apply: (1) if the release or waiver is effected solely to permit a transfer not involving a disposition for value or (2) the transferee has agreed in writing to be bound by the same terms described in this lock-up letter to the extent and for the duration that such terms remain in effect at the time of the transfer. Prior to the expiration of the Initial Restricted Period, in the event that, as a result of this paragraph, the undersigned becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any Common Stock (or any securities convertible into Common Stock), the Representatives shall use commercially reasonable efforts to provide notification of such to the undersigned within two business days thereof.  The failure to give any such notice to the Company or the undersigned shall not give rise to any claim or liability against the Company or the Underwriters, including the Representatives.]

The undersigned understands that, (i) if the Underwriting Agreement is not executed by September 30, 2014, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the initial closing date of the shares of Common Stock to be sold thereunder, (iii) the registration statement relating to the Offering is withdrawn by the Company, [or] (iv) the Company notifies the Representatives that it does not intend to proceed with the Offering, [or (v) prior to the consummation of the Offering, the undersigned has transferred shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the

6

Company’s securities involving a change of control of the Company,] then the undersigned shall be released from all obligations under this agreement and this agreement shall be void and of no further force or effect.

[Remainder of page intentionally left blank.]

7

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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EXHIBIT B

FORM OF COMPANY PRESS RELEASE FOR WAIVERS OR RELEASES

OF OFFICER/DIRECTOR LOCK-UP AGREEMENTS

[Company]

[Date]

Agile Therapeutics, Inc. (the “Company”) announced today that RBC Capital Markets LLC and William Blair & Company, L.L.C., as the representatives of the underwriters, are [waiving] [releasing] [a] lock-up restriction[s] with respect to an aggregate of [# of common shares] held by certain [officers] [directors] of the Company.  These [officers] [directors] entered into lock-up agreements with the representatives in connection with the Company’s initial public offering.

This [waiver] [release] will take effect on [date that is at least 2 business days following date of this press release].

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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